Exhibit 99.2

Unaudited pro-forma condensed combined financial statements of PhotoMedex, Inc. and Photo Therapeutics  as of,  and for the year ended, December 31, 2008.

The following unaudited pro-forma condensed combined balance sheet as of December 31, 2008 and the unaudited pro-forma condensed combined statement of operations for the year ended December 31, 2008 are based on the historical financial statements of PhotoMedex Inc. ("PhotoMedex" or "PHMD") and the operating subsidiaries of  Photo Therapeutics Group Limited (Such subsidiaries being called "Photo Therapeutics" or "PTL"), after giving effect to: (1) the acquisition of Photo Therapeutics, (2) the first tranche of the investment by Perseus Partners VII, L.P. (the “Investor”), and (3) the 1-for-7 reverse split of PhotoMedex’ shares of common stock effected on January 26, 2009. The unaudited pro forma condensed combined financial statements, and accompanying notes, should be read in conjunction with the historical financial statements and related notes of PhotoMedex found in its Annual Report on Form 10-K for the year ended December 31, 2008, and in conjunction with the financial statements and related notes of Photo Therapeutics Group Limited which, with respect to the year ended December 31, 2008, are included in this Form 8-K/A and, with respect to earlier periods, are included in Annex D of our Proxy Statement filed on December 18, 2008.

The unaudited pro-forma condensed combined financial statements are being presented solely for informational purposes and are not necessarily indicative of the combined results of operations or financial position that might have been achieved for the periods or dates indicated, nor are they necessarily indicative of the future results of the combined company. The unaudited pro-forma condensed combined financial statements do not reflect cost savings, operating synergies or revenue enhancements expected to result from the acquisition or the costs to achieve such cost savings, synergies and enhancements.

The unaudited pro-forma condensed combined balance sheet is presented as of December 31, 2008. It combines the balance sheet of PhotoMedex and of Photo Therapeutics as of December 31, 2008. The balance sheet of Photo Therapeutics was converted to US GAAP and presented in a format consistent with US GAAP; the balance sheet of Photo Therapeutics was reflected in US dollars, consistent with Rule 3-20. It was a requirement of the acquisition that intercompany balances between Photo Therapeutics Group Limited, the parent company, and its subsidiaries be discharged as of February 27, 2009, except for any balance owed by the parent reflecting costs of disposition of the subsidiaries, or deal expenses, incurred by the subsidiaries on behalf of the parent company. Such balance amounted to $554,132 as of December 31, 2008.

The balance sheet then makes certain pro-forma adjustments. First, under balance sheet entry BS(a), the historical goodwill of Photo Therapeutics is eliminated. Second, under balance sheet entry BS(b), the financing transaction with the Investor is recorded, reflecting  the guidance of Emerging Issues Task Force Issue No. 00-27 (“EITF 00-27”). The Investor’s commitment date is taken to be the same as the acquisition date, or February 27, 2009. Under the guidance of EITF 07-5, the warrant is accounted for not as equity, but as a derivative liability, with changes in the fair value of the liability affecting the statement of operations. Third, under balance sheet entry BS(c), the acquisition of PTL is reflected, eliminating the shareholders’ equity of Photo Therapeutics Group Limited and reflecting the fair values of the acquired intangible assets under Statement of Financial Accounting Standards No. 141R (“SFAS No. 141R”).

The unaudited pro-forma condensed combined statement of operations for the year ended December 31, 2008 starts with the historical results of PhotoMedex and adds the historical results of Photo Therapeutics. The historical results of Photo Therapeutics reflect the elimination of deal expenses, amounting to $554,132 through December 31, 2008, incurred by the subsidiaries of Photo Therapeutics Group Limited on behalf of their parent company. The historical results of Photo Therapeutics have been converted to US GAAP and are reflected in US dollars, consistent with Rule 3-20.

The combined statement of operations adjustments is shown, through pro-forma adjustments,  as if the acquisition had occurred on January 1, 2008. First, under profit and loss entry PL(a), is shown the interest expense that would have been incurred in favor of the Investor; also shown is other income arising from the change in the fair value of the warrant liability. Second, under profit and loss entry PL(b), is shown the amortization of the acquired intangibles that would have resulted from the acquisition. Also given effect through profit and loss entry PL(c) is the 1-for-7 reverse split for purposes of computing loss per share.

PhotoMedex, Inc.
Unaudited Pro-Forma Condensed Combined Balance Sheet
At December 31, 2008
US GAAP (US dollar)

	PHMD	PTL	Pro-forma Elimination of PTL Goodwill (Entry a)	Pro-forma Incurrence of Note and Warrants (Entry b)	Pro-forma Purchase Adjustment (Entry c)	Adjusted Combined Balance Sheet

ASSETS
Current assets
Cash, cash equivalents, restricted cash	$3,736,607	$546,063	$-	$17,442,827	$(13,000,000)	$8,725,497
Accounts receivable, net and prepaid expenses	5,744,237	1,310,145		-	-	7,054,382
Inventories	6,974,194	1,775,531	-	-	-	8,749,725
Total current assets	16,455,038	3,631,739	-	17,442,827	(13,000,000)	24,529,604

Property and equipment, net	10,388,406	63,690	-	-	-	10,452,096
Patents, licensed technologies, other specific intangible assets, net	2,238,087	-	-	-	8,900,000	11,438,087
Goodwill, net	16,917,808	731,131	(731,131)	-	2,248,401	19,266,209
Other assets	714,930	-	-	557,173	-	1,272,103

Total assets	$46,714,269	$4,426,560	$(731,131)	$18,000,000	$(1,851,599)	$66,558,099

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Current portions of notes, long-term debt	$4,663,281	$-	$-	$-	$-	$4,663,281
Accounts payable, accrued expenses and deferred revenue	8,383,570	1,843,830	-	-	-	10,227,400
Total current liabilities	13,046,851	1,843,830	-	-	-	14,890,681

Notes payable and long-term debt, net of current maturities and discount, and other non-current liabilities	3,984,991	-	-	18,000,000	-	21,984,991
Total liabilities	17,031,842	1,843,830	-	18,000,000	-	36,875,672

Stockholders’ Equity
Common stock	90,046	546,781	-	-	(546,781)	90,046
Additional paid-in capital	134,912,537	2,354,751	-	-	(2,354,751)	134, 912,537
Accumulated deficit	(105,320,156)	(318,802)	(731,131)	-	1,049,933	(105,320,156)
Total stockholders’ equity	29,682,427	2,582,730	(731,131)	-	(1,851,599)	29,682,427
Total liabilities and stockholders’ equity	$46,714,269	$4,426,560	$(731,131)	$18,000,000	$(1,851,599)	$66,558,099

PhotoMedex, Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations
For the year ending December 31, 2008
US GAAP (US dollar)

			Combined Historical	Pro-forma Interest Adjustment:	Pro-forma Amortization Adjustment	Pro-forma Combined
	PHMD*	PTL**	Results	(Entry a)	(Entry b)	Results
Revenues	$34,770,292	$7,947,446	$42,717,738	$-	-	$42,717,738
Cost of sales	16,995,317	2,762,369	19,757,686	-	740,000	20,497,686
Gross profit	17,774,975	5,185,077	22,960,052	-	(740,000)	22,220,052

Operating expenses	27,870,322	5,827,293	33,697,615	-	150,000	33,847,615

Loss from operations	(10,095,347)	(642,216)	(10,737,563)	-	(890,000)	(11,627,563)
Foreign exchange gain		1,490,554	1,490,554			1,490,554
Interest (expense)/income, net	(1,032,597)	32,857	(999,740)	(1,867,614)	-	(2,867,354)

Net loss from continuing operations before income tax	$(11,127,944)	$881,195	$(10,246,749)	$(1,867,614)	$(890,000)	$(13,004,363)

Basic and diluted net loss per share	$(1.23)					$(1.44)

Shares used in computing basic and diluted net loss per share (post reverse split)(Entry c)	9,004,601					9,004,601

*	In June 2008, PhotoMedex began specific plans to sell its Surgical Services segment; the results of that segment therefore were accounted for as a discontinued operation in 2008.

**	Excludes parent company deal expenses of $554,132.

The accompanying notes are an integral part of these pro-forma financial statements.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1.	Purchase Price

The following table summarizes the components of the total consideration determined for accounting purposes under FAS 141R for these pro-forma condensed combined financial statements and reflects the allocation of the purchase consideration based on a valuation of the PTL assets and liabilities as of February 27, 2009.

Components of consideration:
Cash paid to Photo Therapeutics Group Ltd. at closing		$13,000,000
PTL liabilities assumed by PHMD		1,843,830
Gross consideration at closing		14,843,830
Less: fair value of non-intangible acquired assets		(3,695,429)
Step-up in cost of assets, allocable to:		11,148,401
Patents and know-how	$7,400,000
Trademarks	1,000,000
Customer relationships & covenant not to compete	500,000
Goodwill	2,248,401

Allocation of consideration
Cash, net		$546,063
Accounts receivable, net		1,310,145
Inventories, net		1,775,531
Tangible fixed assets, net		63,690
Fair value of non-intangible acquired assets		3,695,429
Other specific intangible fixed assets specifically recorded in acquisition		8,900,000
Goodwill recorded in acquisition		2,248,401
Gross assets		14,843,830
Less: current liabilities		(1,843,830)

Net assets to be acquired		$13,000,000

Direct acquisition costs, consisting of investment banking fees, legal and accounting fees and other external costs directly related to the acquisition, are expensed as period costs, and are not capitalized, under SFAS No. 141R. Third-party costs incurred to procure the convertible note from the Investor amounted to $912,103 through the acquisition date, and a stand-by fee of $210,000 was paid to the Investor for potential financing under the second tranche. As of December 31, 2008, such financing costs had amounted to $564,930. These costs were not expensed as acquisition costs, but were treated as loan origination costs and are found in Other Assets.

Management reviewed the recorded book values of PTL’s tangible net assets acquired as of February 27, 2009, and believes that, other than goodwill from the Raymond Anthony, Inc. (“RAI”) acquisition in January 2007, the carrying amounts of the acquired net assets as of December 31, 2008 approximate their fair values. The goodwill attributable to RAI acquisition was written off, preparatory to a revaluation of the intangibles that were acquired in the transaction. The fair values of the acquired intangible assets were determined through a third-party appraisal. Such identifiable intangibles include patents and related know-how, trademarks and customer relationships, including a covenant not to compete from Photo Therapeutics Group, Ltd. The excess of the purchase price over the estimated fair value of tangible and identifiable intangible assets acquired and liabilities assumed has been allocated to goodwill. The acquisition of PTL is based on management’s consideration of past and expected future performance as well as the potential strategic fit with the long-term goals of PHMD. The expected long-term growth, market position and expected synergies to be generated by PTL and PHMD are the primary factors that gave rise to an acquisition price which resulted in the recognition of goodwill. It is not expected, however, that PTL will achieve the threshold gross profit necessary to receive any part of the earn-out. The allocation of consideration is subject to change in the event that assumptions used in determining fair values should change.

Estimated useful lives for the identifiable assets has been based on historical experience with product and customer relationship life cycles, and PHMD’s intended use of the intangible assets. Intangible assets are expected to be amortized using a straight-line method, considering the pattern in which the economic benefits of the intangible assets are consumed. The patents and related know-how for the Omnilux, Lumiere and New-U and Clear-U hand-held LED devices are key barriers to entry in PTL’s markets. The PTL trademarks are expected to lead to new sales and strong customer relationships, and out of those relationships PHMD intends to build on PTL’s efforts to establish a continuing revenue stream.

Goodwill represents the excess of the estimated purchase price over the estimated fair value of tangible and identifiable intangible assets acquired and liabilities assumed. Goodwill is not amortized but rather is tested for impairment at least annually. In the event PHMD determines that the value of goodwill has become impaired, PHMD will incur a charge for the amount of impairment during the fiscal quarter in which such determination is made.

2.	Third-party investment in PHMD to finance the acquisition.

In connection with the acquisition, PHMD entered into a Securities Purchase Agreement with the Investor. The agreement provides for two tranches of investment, as discussed in our Proxy Statement.

Management valued the first tranche for purposes of this pro-forma as of February 27, 2009. The warrants are valued under the Black-Scholes method, under the following parameters: the fair value of the stock underlying the warrants was taken to be $1.48; the volatility was 87.89%, based on the historical volatility of PHMD’s common stock for the 8 years preceding the deemed date of issuance; the expected life of the warrants was their contractual life of 8 years; the risk-free rate was 2.69% based on the rate of treasury bills that had a maturity most closely tracking the expected life of the warrants. The fair value of the warrants was determined to be a discount to the note in the amount of $1,550,311. The discount to the note is to be accreted under the effective interest method over the five-year life of the note. Third-party loan origination costs, amounting to $912,103, and a stand-by fee of $210,000 paid to the Investor, are not expensed as period costs, but are carried as Other Assets and accreted to interest expense over the life of the note.  The  warrant is carried as a derivative and therefore is recorded as a liability under EITF 07-5; fluctuations in the fair value of the warrant from period to period are not reflected in the statement of operations as EITF 07-5 was not effective before January 1, 2009. Finally, no embedded beneficial conversion feature was determined to exist as of February 27, 2009 under EITF 00-27.

No effect is given in this pro-forma presentation to the incurrence of additional convertible debt in favor of the Investor in respect of the second tranche and the earn-out of the purchase price by PTL.

3.	Pro-Forma Adjustments

Explanations of the adjustments to the unaudited pro-forma condensed combined balance sheet as of December 31, 2008 are as follows:

BS(a):	To eliminate PTL’s goodwill acquired from the RAI transaction.

BS(b):	To record incurrence of the convertible note (valued at $16,449,689) and the warrant as a liability (valued at$1,550,311) and loan origination costs (amounting to $1,122,103).

BS(c):
To purchase assets and assume liabilities of PTL. Patents and know-how are recorded at $7,400,000. Trademarks and customer relationships are recorded at $1,000,000 and $500,000, respectively. Goodwill is recorded at $2,248,401.

Explanations of the adjustments included in the unaudited pro-forma condensed combined statement of operations for the year ended December 31, 2008 are as follows:

PL(a):
Interest expense associated with the convertible notes. The pro-forma interest expense is reflected as if the investment by the Investor had been made on January 1, 2008. A portion of the expense, amounting to $1,440,000, is attributable to payment of the 8% coupon rate; the other portion, amounting to $427,614, is attributable to the accretion of discount against the note and accretion of the loan origination costs and stand-by fee.

PL(b):
Amortization of the estimated fair value of acquired, specifically identified intangibles. The appraised fair value of PTL’s patents and know-how ($7,400,000) is amortized to cost of goods sold, as these intangibles relate to the manufacture of the LED devices of PTL. Patents and related know-how have been ascribed an estimated useful life of ten years. The monthly, straight-line amortization is $61,667.

The estimated fair value of PTL’s trademarks and customer relationships is amortized to selling expense, as these intangibles relate to the marketing and selling of the LED devices of PTL. Trademarks and customer relationships have been valued at $1,000,000 and $500,000, respectively, and ascribed a useful life of ten years. The monthly, straight-line amortization is $12,500.

PL(c):
Pro-forma shares outstanding. Effect is given to the 1-for-7 reverse split on the face of the pro-forma statements, but without giving effect to the rounding up for fractional shares. The reverse split, though effected on January 26, 2009, was a gating condition to the financing and therefore to the acquisition. No conversion of the note or exercise of the warrants was recognized, for they would have had an anti-dilutive effect. Had the 1-for-7 reverse split not been given effect, the number of shares deemed outstanding for the combined company for the year ended December 31, 2008 would have been, approximately 63,032,207, and the net loss per share for the year ended December 31, 2008 for the combined company would have been ($0.21).